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                                                                   EXHIBIT 10.28

                             EMPLOYMENT AGREEMENT
                             --------------------
I.   Employment and Duties
     ---------------------

Purchase Pro hereby employs, engages and hires Employee as Controller to perform all the duties of the Controller. Employee hereby accepts and agrees to such employment, engagement and hiring, subject to the general supervision and pursuant to the orders, advice and direction of the Board of Directors, Chief Executive Officer, President and/or Chief Financial Officer of Purchase Pro. It is expressly understood that Purchase Pro intends to promote Employee to the position of Chief Financial Officer at, or near, the time that Purchase Pro completes its Initial Public Offering, or at the time the current Chief Financial Officer leaves his employment with Purchase Pro, if earlier than the Initial Public Offering. This intention to promote Employee to Chief Financial Officer is subject to the Employee's performance as Controller and does not imply a guarantee of a promotion.

Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the Board of Directors, Chief Executive Officer, President and/or Chief Financial Officer of Purchase Pro. Such services shall be rendered in Las Vegas, Nevada, and at such other place or places as Purchase Pro shall in good faith require or as the interest, needs, business, or opportunity of employer shall require. Employee shall devote all of his time, attention, knowledge, and skills solely to the business and interests of Purchase Pro, and Purchase Pro shall be entitled to all of the benefits, profits or other issues arising from or incident to all work, services, and advise of Employee.

II.  Compensation and Fringe Benefits
     --------------------------------

Purchase Pro shall pay Employee, and Employee shall accept from Purchase Pro, as payment for Employee's services hereunder, compensation at the initial rate of One Hundred Thousand Dollars ($100,000) per annum, subject to periodic increases thereafter, pursuant to the recommendation of the Board of Directors, Chief Executive Officer, President or Chief Financial Officer. Such compensation shall be paid in accordance with the normal payroll periods of Purchase Pro. At the time the Employee is promoted to Chief Financial Officer, as contemplated in
Section 1, Purchase Pro and the Employee will renegotiate the salary and other pertinent terms of this agreement.

Purchase Pro shall initially grant to Employee options to purchase twenty thousand (20,000) shares of Purchase Pro common stock at a price of $2.50 per share with exercise rights on the same terms and conditions as other key employees. Purchase Pro has the right to grant additional shares to the Employee at its discretion.

Employee shall be entitled to an annual bonus at the discretion of the Board of Directors, Chief Executive Officer, President and Chief Financial Officer. It is expressly understood that Purchase Pro intends to grant to Employee a special bonus at the completion of its Initial Public Offering, in an amount to be determined by the Board of Directors, Chief Executive Officer, President and Chief Financial Officer.

Employee shall be entitled to participate with other employees of Purchase Pro in Purchase Pro's medical and dental coverage plan provided under the Purchase Pro Health Care Plan (the "Plan"). Purchase Pro agrees to pay for Employee and his dependents cost to participate in the Plan.

Employee shall be entitled to a paid annual vacation of two (2) weeks. Without Purchase Pro's consent, vacation time may not be accumulated but must be taken in the year earned. Employee's vacation will be scheduled at those times convenient to Purchase Pro's business as
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determined by the Board of Directors, Chief Executive Officer, President or
Chief Financial Officer.

Employee shall be entitled to holidays and reasonable sick leave as provide for in the Purchase Pro Employee Handbook.

III. Professional Organizations
     --------------------------

Employee shall be allowed sufficient time each year to attend professional meetings, seminars and continuing education courses subject to the recommendation of the Board of Directors, Chief Executive Officer, President or Chief Financial Officer: provided that attendance at such meetings, seminars or continuing professional education courses shall be planned for minimum interference with the business of Purchase Pro. Purchase Pro shall pay on behalf of Employee, or reimburse Employee, the costs and expenses of maintaining his Certified Public Accountant's license and membership in the following professional organizations: (i) American Institute of Certified Public Accountants ("AICPA"), and (ii) state sponsored societies of certified public accountants. If, at a future date, Purchase Pro determines that the Employee shall obtain and maintain membership in additional professional organizations, then Purchase Pro shall pay on behalf of, or reimburse Employee for, those membership costs. Purchase Pro shall pay on behalf of, or reimburse Employee, the costs of maintaining his continuing professional education requirements of the AICPA and state-sponsored societies, including costs of enrollment/tuition, travel to and from such courses, hotel costs, and other reasonable costs. Minimum requirements are 80 hours in the first year and 40 hours per year thereafter.

IV.  Confidential Information
     ------------------------

Employee agrees that during his employment, he will not disclose any information or data concerning the business or clients of Purchase Pro, disclosed to or acquired by him in confidence at any time during the period of his employment.

Employee shall not at anytime or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matters affecting or relating to the business of Purchase Pro, including without limiting the generality of the foregoing, any of its clients. Its manner of operation, its plans, process, or other data without regard to whether all of the foregoing matters will be deemed confidential, material, or important, the parties hereto stipulating that as between them, the same are important, material, and confidential and gravely affect the effective and successful conduct of the business of Purchase Pro, and Purchase Pro's goodwill, and that any breach of the terms of this paragraph shall be a material breach of this agreement.

Employee further agrees that these terms shall remain in full force and effect after the termination of Employee's employment for any reason, and employee shall not make or permit the making of public or private announcement or statement of any kind with respect to same.

V.   Termination
     -----------

This agreement may be terminated by either party on five (5) days written notice to the other. In the event of any violation by Employee of any terms of this agreement, Purchase Pro thereon may terminate employment without notice and with pay only to the date of such termination. This agreement will terminate immediately if Employee fails or refuses to diligently perform the duties of his employment and the provisions of this agreement, and upon the death of Employee.

It is definitely understood and agreed that the Board of Directors, Chief Executive Officer, President and Chief Financial Officer will be the judges as to the efficiency with which Employee carries on his work, and Purchase Pro reserves the right, at any time to remove Employee, without prejudice, and without the right of recovery of damages to Employee.
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If Purchase Pro terminates the employment of the Employee without good cause, then Purchase Pro and the Employee shall negotiate a severance package at that time, and such severance package shall at a minimum consist of three (3) months' compensation, at the then current compensation amount, and continue payment of medical and dental coverage for the Employee and his dependents for a minimum of three (3) months.

VI.  Modification of Agreement
     -------------------------

No waiver or modification of this agreement or any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by both parties, and no evidence of any waiver or modification shall be offered or received into evidence at any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this section may not be waived except as herein set forth.

VII. Choice of Law
     -------------

This agreement shall be governed by the laws of the State of Nevada.


Agree to:


By:  /s/ Charles E. Johnson, Jr.               10/5/98
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    Charles E. Johnson, Jr.                  Date
    Chief Executive Officer
    Purchase Pro International, Inc.


By:  /s/ Scott H. Miller                       10/5/98
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    Scott H. Miller                          Date
    Controller
    Purchase Pro International, Inc.